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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF LATHAM & WATKINS]


                              September 21, 2001



Catellus Development Corporation
201 Mission Street
San Francisco, California 94105

               Re:  Registration Statement on Form S-8 for Catellus Development
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                    Corp. 2000 Performance Award Plan; 5,750,000 shares of
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                    Common Stock, par value $.01 per share
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Ladies and Gentlemen:

          In connection with the registration by Catellus Development Corporation, a Delaware corporation (the "Company") of 5,750,000 shares of common stock, par value $.01 per share (the "Shares") of the Company, under the Securities Act of 1933, as amended, on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on September 21, 2001 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken pursuant to the Catellus Development Corporation 2000 Performance Plan (the "Plan") by the Company in connection with the authorization, issuance and sale of the Shares, which are to be offered and sold by the Company pursuant to the Plan, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Plan, will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ LATHAM & WATKINS